UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 Or 15(D) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 23, 2009

TRANSFER TECHNOLOGY INTERNATIONAL CORP.
 (Exact name of Registrant as specified in its charter)
____________________

Delaware (State or other Jurisdiction of Incorporation or organization)	000-27131 (Commission File Number)	88-0381258 (IRS Employer I.D. No.)
___________________________

2203 North Lois Avenue, Suite 704
Tampa, Florida 33607
Tel:  (813) 600-4081
Fax:  (813) 872-9597
 (Address, including zip code, and telephone and facsimile numbers, including area code, of registrant’s executive offices)
___________________________

Item 5.02	Appointment of Officer

On March 23, 2009, George Merrell, age 55, was appointed Chief Operating Officer of Transfer Technology International Corp. (“TTI”).  Mr. Merrell was also elected a member of the Board of Directors.  The parties entered into an employment contract (the “Contract”) with a term of one year subject to renewal.  Under the Contract Mr. Merrell receives compensation of $6,000 per month, 3,000 restricted shares of TTI common stock per month and an additional 3,000 shares per month for serving on the Board of Directors.  In addition, Mr. Merrell received 100,000 restricted shares of TTI common stock as a signing bonus.  It is anticipated that Mr. Merrell may also receive additional bonuses based upon product performance and options to purchase TTI common stock pursuant to TTI’s 2009 Stock Option Plan.

Prior to 2002, Mr. Merrell spent 20 years with the Dial Soap Corporation in a variety of executive level management positions including being a director of a production facility producing revenue of $225,000 annually.

From 2002 to 2007, Mr. Merrell served as Operations Manager for Preservation Sciences, Inc. (“PSI”) in St. Petersburg, Florida, involving the manufacture of food grade liquid preservative, citrus canker suppressor, and rust inhibitor products.

From 2008 to the present, Mr. Merrell has served as a consultant to TTI regarding the commercialization of the citrus canker suppressor and rust inhibitor products TTI acquired from PSI.

SIGNATURE PAGE

Pursuant to the requirement of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSFER TECHNOLOGY INTERNATIONAL CORP.

Dated: March 30, 2009                             By: /s/ Chris Trina
 Chris Trina
 Chief Executive Officer